As filed with the U.S. Securities and Exchange Commission on July 20, 2021 under the Securities Act of 1933, as amended.
No. 333-257777

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AxonPrime Infrastructure Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware	6770	86-3116385
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

126 E 56th St, 30th Floor
New York, New York 10022
Telephone: 212-479-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon Layman
Chief Financial Officer
and Chief Operating Officer
126 E 56th St, 30th Floor
New York, New York 10022
Telephone: 212-479-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Richard Aftanas, Esq. John Duke, Esq. Hogan Lovells US LLP 390 Madison Ave. New York, New York 10017 Telephone: (212) 918-3000	Paul D. Tropp, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Telephone: (212) 596-9000 Fax: (212) 596-9090

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-third of one redeemable warrant(2)	17,250,000 Units	$10.00	$172,500,000	$18,819.75
Shares of Class A common stock included as part of the units(3)	17,250,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	5,750,000 Warrants	—	—	—(4)
Total			$172,500,000	$18,819.75(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act.
(2)
Includes 2,250,000 units, consisting of 2,250,000 shares of Class A common stock and 750,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)	Previously paid.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine

EXPLANATORY NOTE

AxonPrime Infrastructure Acquisition Corporation is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-257777) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the exhibits index to the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) The Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation.**
3.2	Form of Second Amended and Restated Certificate of Incorporation.*
3.3	Bylaws.*
4.1	Specimen Unit Certificate.**
4.2	Specimen Class A Common Stock Certificate.**
4.3	Specimen Warrant Certificate (included in Exhibit 4.4).
4.4	Form of Warrant Agreement between Computershare Trust Company, N.A. and the Registrant.*
5.1	Form of Opinion of Hogan Lovells US LLP.*
10.1	Amended and Restated Promissory Note, dated April 9, 2021, issued to AxonPrime Infrastructure Sponsor LLC.**
10.2	Form of Letter Agreement among the Registrant and its officers, directors and AxonPrime Infrastructure Sponsor LLC.*
10.3	Form of Investment Management Trust Agreement between Computershare Trust Company, N.A. and the Registrant.**
10.4	Form of Registration Rights Agreement between the Registrant and certain securityholders*.
10.5	Securities Subscription Agreement, dated April 9, 2021, between the Registrant and Dakin Sloss.**
10.6	Securities Purchase Assignment Agreement, dated April 19, 2021, between the Registrant and AxonPrime Infrastructure Sponsor LLC.**
10.7	Form of Sponsor Warrants Purchase Agreement between the Registrant and AxonPrime Infrastructure Sponsor LLC.**
10.8	Form of Indemnity Agreement.**
10.9	Form of Administrative Services Agreement by and between the Registrant and AxonPrime Infrastructure Sponsor LLC.*
14	Form of Code of Ethics.*
23.1	Consent of WithumSmith+Brown, PC.**
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24	Power of Attorney (included on signature page to the initial filing of this Registration Statement).**
99.1	Consent of William Ulrich, Director Nominee.**
99.2	Consent of Koryn Estrada, Director Nominee.**
99.3	Consent of Muneer Satter, Director Nominee.**
99.4	Consent of Richard Spencer, Director Nominee.**

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on the 20th day of July, 2021.

AxonPrime Infrastructure Acquisition Corporation

By:	*
Name:	Dinakar Singh
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

*	Chief Executive Officer (Principal Executive Officer)	July 20, 2021
Dinakar Singh

/s/ Jon Layman	Chief Financial Officer, Chief Operating Officer and Director (Principal Financial and Accounting Officer)	July 20, 2021
Jon Layman

* By:	/s/ Jon Layman
Jon Layman Attorney-In-Fact